As filed with the Securities and Exchange Commission on July 1, 2013

Registration No. 333 - ____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________________

TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2349915 (I.R.S. Employer Identification No.)

3631 West Davis, Suite A Dallas, Texas (Address of principal executive offices) 75211 (zip code)

TANDY BRANDS ACCESSORIES, INC.
2012 OMNIBUS PLAN
(Full title of the plan)

Joseph C. Talley
3631 West Davis, Suite A
Dallas, Texas 75211
(Name and address of agent for service)

(214) 519-5200
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer   ☐                                                                Accelerated filer                    ☐
Non-accelerated filer     ☐                                                                Smaller reporting company  ☒

CALCULATION OF REGISTRATION FEE
Title of Securities To be Registered	Amount To be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $1.00 par value per share	608,911	$0.5515	$335,814	$45.81

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)
Calculated pursuant to paragraphs (c) and (h) of Rule 457, based upon the average of the high and low prices of Tandy Brands Accessories, Inc.'s common stock on June 27, 2013 (as reported on the NASDAQ Global Market).

EXPLANATORY NOTE

We are filing this registration statement on Form S-8 (this "Registration Statement") to register shares of our common stock, par value $1.00 per share ("Common Stock"), issuable upon the exercise of awards granted under the Tandy Brands Accessories, Inc. 2012 Omnibus Plan (the "Plan").  The Plan replaces the Tandy Brand Accessories, Inc. 2002 Omnibus Plan that existed as of October 2012 (the "2002 Omnibus Plan") with respect to future equity incentive grants.  No additional equity grants will be made under the 2002 Omnibus Plan.  The total number of shares authorized for issuance under the Plan is 608,911 plus an indeterminate number of shares of Common Stock which may be included under the Plan if options outstanding under the 2002 Omnibus Plan are forfeited or expire.  Based on the foregoing, we have estimated the total number of shares registrable in connection with the Plan to be 608,911.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

*       Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act") is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to the participants in the Plan as specified in Rule 428(b)(1) promulgated under the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

We, together with the Plan, incorporate by reference into this Registration Statement the following documents filed with the Commission as of their respective filing dates:

(a)	our Annual Report on Form 10-K (File No. 000-18927) for the year ended June 30, 2012;

(b)	our Quarterly Report on Form 10-Q (File No. 000-18927) for the quarter ended September 30, 2012;

(c)	our Quarterly Report on Form 10-Q (File No. 000-18927) for the quarter ended December 31, 2012;

(d)	our Quarterly Report on Form 10-Q (File No. 000-18927) for the quarter ended March 31, 203;

(e)	our Current Report on Form 8-K (File No. 000-18927) filed on May 30, 2013 (but specifically excluding those portions merely furnished to the Commission under Item 9 or Item 12 thereof);

(f)	our Current Report on Form 8-K (File No. 000-18927) filed on June 28, 2013 (but specifically excluding those portions merely furnished to the Commission under Item 9 or Item 12 thereof);

(g)
the description of our Common Stock contained in our registration statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

All documents filed by us and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.  Our Common Stock has been registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

DELAWARE GENERAL CORPORATION LAW (the "DGCL")

The Company is incorporated under the laws of the State of Delaware. Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal.  A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends, unlawful stock purchase or redemption of shares; or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

CERTIFICATE OF INCORPORATION

Our Certificate of Incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.  If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, the liability of our directors, in addition to the limitation on personal liability provided in our Certificate of Incorporation, will be limited to the fullest extent permitted by the DGCL, as amended.  Further, any repeal or modification of such provision of our Certificate of Incorporation by our stockholders will be prospective only, and will not adversely affect any limitation on the personal liability of our directors existing at the time of such repeal or modification.

BYLAWS

Our Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of Tandy Brands Accessories, Inc. or is or was serving or has agreed to serve at our request as a director or officer, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by us to the fullest extent authorized by Section 145 of the DGCL, as in effect or as it may be amended from time to time, against all reasonable expenses incurred by, imposed upon or resulting from any action, suit or proceeding to which he or she may be made a party by reason of his or her being or having been a director or officer of Tandy Brands Accessories, Inc. or any of our subsidiaries, or of any other corporation at our request.  Such indemnity shall inure to the benefit of his or her heirs, executors and administrators.  We may also make such reimbursement in the event of a settlement of any such action, suit or proceedings prior to final adjudication when such settlement appears to be in our interest.

INSURANCE

We have obtained a directors' and officers' liability insurance policy insuring our directors and officers against certain losses resulting from wrongful acts committed by them in their capacities as directors and officers of Tandy Brands Accessories, Inc., including liabilities arising under the Securities Act.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description

4.1
Form of Common Stock Certificate of Tandy Brands Accessories, Inc. (incorporated herein by reference to Exhibit 4.2 to Tandy Brands Accessories, Inc.'s Registration Statement on Form S-1 filed on December 17, 1990 (No. 33-37588)).

4.2
Certificate of Elimination of Series A Junior Participating Cumulative Preferred Stock of Tandy Brands Accessories, Inc. (incorporated herein by reference to Exhibit 3.1 to Tandy Brands Accessories, Inc.'s Form 8-K filed on October 24, 2007).

5.1	Opinion of Winstead PC.*

23.1	Consent of Grant Thornton LLP.*

23.2	Consent of Winstead PC (included in Exhibit 5.1).*

24.1	Power of Attorney (included on page 11).*

99.1	Tandy Brands Accessories, Inc. 2012 Omnibus Plan.*

*	Filed herewith.

Item 9.  Undertakings.

(1) We hereby undertake:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, Tandy Brands Accessories, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Dallas, State of Texas, as of July 1, 2013.

TANDY BRANDS ACCESSORIES, INC.

By:  /s/ N. Roderick McGeachy, III
N. Roderick McGeachy, III, President and
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints N. Roderick McGeachy, III and Joseph C. Talley, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of July 1, 2013.

/s/ N. Roderick McGeachy, III N. Roderick McGeachy, III Director, Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	/s/ Roger R. Hemminghaus Roger R. Hemminghaus Lead Independent Director
/s/ Lisbeth R. McNabb Lisbeth R. McNabb Director	/s/ Colombe M. Nicholas Colombe M. Nicholas Director
/s/ William D. Summitt William D. Summitt Director	/s/ Joseph C. Talley Joseph C. Talley Chief Financial Officer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
4.1
Form of Common Stock Certificate of Tandy Brands Accessories, Inc. (incorporated herein by reference to Exhibit 4.2 to Tandy Brands Accessories, Inc.'s Registration Statement on Form S-1 filed on December 17, 1990 (No. 33-37588)).

4.2
Certificate of Elimination of Series A Junior Participating Cumulative Preferred Stock of Tandy Brands Accessories, Inc. (incorporated herein by reference to Exhibit 3.1 to Tandy Brands Accessories, Inc.'s Form 8-K filed on October 24, 2007).

5.1	Opinion of Winstead PC.*

23.1	Consent of Grant Thornton LLP.*

23.2	Consent of Winstead PC (included in Exhibit 5.1).*

24.1	Power of Attorney (included on page 11).*

99.1	Tandy Brands Accessories, Inc. 2012 Omnibus Plan.*

*	Filed herewith.